Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors
InfoLogix, Inc and Subsidiaries
Warminster, Pennsylvania

We have audited the accompanying consolidated balance sheets of InfoLogix Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the consolidated statements of operations and stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InfoLogix Inc. and Subsidiaries as of December 31, 2005 and 2004 and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
October 2, 2006

2

INFOLOGIX, INC.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS

Currents assets:
Cash	$447,901	$347,771
Accounts and other receivables (net of allowance for doubtful accounts in the amount of $100,000 in both 2005 and 2004)	10,223,024	7,347,762
Inventory, net	1,912,018	1,855,440
Prepaid expenses and other assets	334,450	614,807
Total current assets	12,917,393	10,165,780

Property and equipment, net	1,338,842	1,285,276

Intangible assets, net	910,782	720,191

Total Assets	$15,167,017	$12,171,247

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,135,956	$5,555,207
Line of credit	4,443,327	4,033,439
Current portion of notes payable — bank	285,714	285,714
Current portion of capital lease obligations	116,973	—
Current portion of notes payable – stockholders	800,000	—
Sales tax payable	271,390	157,415
Accrued expenses	649,043	943,252
Deferred revenue	186,397	40,075
Total current liabilities	13,888,800	11,015,102

Notes payable – bank	285,714	571,429
Capital lease obligations	247,351	—
Notes payable – stockholders	—	350,000
Total liabilities	14,421,865	11,936,531

Stockholders’ equity:
Capital stock, par value $0.01; authorized 1,000 shares; issued and outstanding 500 shares	5	5
Additional paid in capital	49,995	49,995
Retained earnings	695,152	184,716
Total Stockholders’ equity	745,152	234,716

Total Liabilities and Stockholders’ Equity	$15,167,017	$12,171,247

The accompanying notes are an integral part of these
consolidated financial statements.

INFOLOGIX, INC.  AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003

Revenues	$55,472,056	$46,114,627	$28,390,761

Cost of revenues	42,605,150	34,792,507	22,262,555

Gross profit	12,866,906	11,322,120	6,128,206

Selling, general and administrative expenses	11,661,138	10,176,068	6,585,535

Operating income (loss)	1,205,768	1,146,052	(457,329)

Interest expense	525,205	282,495	214,980

Net income (loss)	$680,563	$863,557	$(672,309)

The accompanying notes are an integral part of these

consolidated financial statements.

INFOLOGIX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

			Additional
	Capital		Paid in	Retained
	Stock	Shares	Capital	Earnings	Total

Balance at December 31, 2002	$5	500	$49,995	$375,841	$425,841
Net loss				(672,309)	(672,309)
Distributions to Stockholders				(362,500)	(362,500)
Balance at December 31, 2003	5	500	49,995	(658,968)	(608,968)

Net income				863,557	863,557
Distributions to Stockholders				(19,873)	(19,873)
Balance at December 31, 2004	5	500	49,995	184,716	234,716

Net income				680,563	680,563
Distributions to Stockholders				(170,127)	(170,127)
Balance at December 31, 2005	$5	500	$49,995	$695,152	$745,152

The accompanying notes are an integral part of these

consolidated financial statements.

INFOLOGIX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
Operating activities:
Net income (loss)	$680,563	$863,557	$(672,309)
Adjustments to reconcile net income (loss) to operating cash flow:
Depreciation and amortization	1,044,903	701,277	337,736
Allowance for doubtful accounts receivable	—	100,000	—
Inventory obsolescence	35,000	(65,000)	—
Loss on impairment	—	304,094	—
Changes in:
Accounts receivable	(2,875,262)	(2,455,574)	1,347,255
Inventory	(91,578)	(460,131)	(978,868)
Prepaid expenses	280,357	(404,593)	(88,716)
Accounts payable	1,580,749	1,508,868	(1,610,502)
Sales tax payable	113,975	(71,554)	28,244
Accrued expenses	(294,211)	566,978	(2,266)
Deferred revenue	146,322	(305,602)	345,677

Net cash provided by (used in) operating activities	620,818	282,320	(1,293,749)

Investing activities:
Acquisition of property and equipment	(790,068)	(791,162)	(1,032,338)
Acquisition of intangible assets	(498,991)	(440,341)	(122,694)
Net cash used in investing activities	(1,289,059)	(1,231,503)	(1,155,032)

Financing activities:
Proceeds from long-term debt	917,892	1,000,000	415,000
Repayment of long-term debt	(389,282)	(1,389,744)	(320,613)
Net borrowings from line of credit	409,888	1,033,439	2,050,000
Distributions to Stockholders	(170,127)	(19,873)	(362,500)
Net cash provided by financing activities	768,371	623,822	1,781,887

Net change in cash and cash equivalents	100,130	(325,361)	(666,894)

Cash at beginning of year	347,771	673,132	1,340,026

Cash at end of year	$447,901	$347,771	$673,132

The accompanying notes are an integral part of these

consolidated financial statements.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$555,251	$282,495	$214,980

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

During 2005, a capital lease obligation of approximately $439,000 was incurred when the Company entered into leases for new equipment.

The accompanying notes are an integral part of these

consolidated financial statements.

INFOLOGIX, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

InfoLogix, Inc. (the “Company”) and its wholly owned subsidiaries, Optasia ACQ, LLC and Embedded Technologies, LLC, provide mobile computing solutions by enabling real time data communications anywhere in an enterprise. The Company provides wireless network design, hardware, software, system integration and network management solutions.

Embedded Technologies, LLC was acquired in February, 2004.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Concentrations of credit risk

The Company maintains its cash primarily in bank deposit accounts.  The Federal Deposit Insurance Corporation insures these balances up to $100,000 per bank.  The Company has not experienced any losses on its bank deposits and management believes these deposits do not expose the Company to any significant credit risk.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined using the first in, first out method.  The Company periodically reviews its inventories and makes provisions as necessary for estimated obsolescence and slow-moving goods.  The amount of such markdown is equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.

Property and equipment

Property and equipment are recorded at cost. Depreciation is computed over the estimated useful lives of the related assets using the straight line method.  Useful lives of property and equipment are as follows:

Demonstration and evaluation equipment	3 years
Equipment	3 to 5 years
Furniture and fixtures	5 to 7 years
Leasehold improvements	5 to 7 years

Intangible assets

The costs of successful registrations for patents are amortized over the estimated useful lives of the assets, which is generally three years, using the straight-line method.  The costs of unsuccessful registrations are charged to expense.  Acquired technology is recorded at its fair value at the date of acquisition and amortized over the estimated useful lives of the assets, which is generally five years, using the straight-line method.  Developed technology is also amortized using the straight-line method, generally over five years.  License fees are amortized over the license period using the straight-line method.

Software capitalization

The Company capitalizes certain costs related to the acquisition and development of software and amortizes these costs using the straight-line method over the estimated useful life of the software which is three to five years.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Compute Software to be Sold, Leased or Otherwise Marketed, the Company expenses as incurred those costs which are incurred prior to achieving technological feasibility.

Long-lived assets

The Company assesses long-lived assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

Revenue recognition

Revenue consists primarily of sales of wireless products.  Sales revenue is recognized when both the title and risk of loss transfer to the customer, generally upon shipment. The Company also realizes revenue from the sale of component warranties on their wireless mobile products as well as from the sale of proprietary learning technologies.  Warranty revenue is recognized upon execution of the warranty agreement.  There is no associated warranty risk as the Company has contracted with another party to fully assume all risks and obligations.  Revenue from the sale of proprietary learning technologies is recognized upon delivery and acceptance by the customer.

Accounts receivable

Accounts receivable are primarily comprised of amounts due from healthcare and commercial markets customers.  The Company provides for an estimate of doubtful accounts, based on historical experience and current economic and market conditions.

Advertising costs

Advertising costs are expensed when incurred and approximated $117,000, $133,000 and $45,000 for the years ended December 31, 2005, 2004 and 2003, respectively

In accordance with Emerging Issues Task Force (“EITF”) 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, certain cooperative advertising reimbursements are netted against specific, identifiable costs incurred in connection with the selling of the vendor’s product.  Cooperative advertising reimbursement of approximately $125,000, $34,000, and $62,000 for 2005, 2004 and 2003, respectively, were recorded as a reduction of advertising expense with the net amount included in selling, general and administrative expense in the consolidated statement of operations.

Income taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code whereby the individual Stockholders will report their share of the Company’s net income on their personal tax returns.  The Company’s subsidiaries are each single member limited liability companies are disregarded entities for tax reporting purposes.  Accordingly, the accompanying financial statements contain no provisions for federal and state income taxes.  At December 31, 2005, the Company’s Federal accumulated adjustments account approximated $900,000.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates are required in accounting for inventory costing, asset valuations and amortization. Actual results could differ from those estimates.

Variable interest entities

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities.  FIN 46 addresses consolidation by business enterprises of variable interest entities, which are entities that either (a) do no have equity investors with vesting rights or (b) have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB published FIN 46 (revised December 31, 2003), Consolidation of Variable Interest Entities (“FIN 46R”).  FIN 46R, among other things, deferred the effective date of implementation for certain entities.  The Company adopted FIN 46R in 2004.  Adoption of FIN 46R had no impact on the Company’s financial statements.

Recent accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43 (“SFAS 151”).  SFAS 151 requires abnormal amounts of idle facility expenses, freight, handling costs and wasted materials (spoilage) to be recognized as current period charges.  SFAS 151 will be effective for fiscal years beginning after June 15, 2005.  The Company does not expect SFAS 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections (“SFAS 154”), which replaces APB Opinion 20 (“APB 20”), Accounting Changes, and changes the requirement of the accounting for and reporting of a change in accounting principle.  SFAS 154 also carries forward the guidance in APB 20 regarding reporting a correction of an error and a change in accounting estimate.  The provisions of this statement are applicable for accounting changes and error corrections made in fiscal years beginning after December 15, 2005.  The Company does not expect the provisions of this statement to have a material impact on its consolidated financial position, results of operations or cash flows.

In June 2005, the EITF released EITF Issue No. 05-4, The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock (“EITF 05-4”).  EITF 05-4 addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause.  The consensus for EITF 05-4 has not been finalized.

EITF 00-19 provides guidance on the accounting for freestanding derivative financial instruments that are indexed to, and potentially settled in, a company’s own stock as either assets or liabilities or as equity instruments.

The Company believes that EITF 05-4 and EITF 00-19 may have an impact on the Company’s financial statements in the future upon realization of a successful capital transaction and merger transaction (see Note N).

In December 2004, the FASB issued SFAS 123(R), Share-Based Payments.  SFAS 123(R) establishes standards for the accounting of transactions in which an entity exchanges equity instruments for goods and services, primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  Entities will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).  Fair value will be estimated using option-pricing models.  At December 31, 2005, the Company has not issued any stock-based compensation instruments.  SFAS 123(R) will become effective for the Company upon its issuance of such instruments.

NOTE B - ACQUISITION

In February 2004, the Company acquired certain assets in a transaction accounted for using the purchase method.  The aggregate purchase price of $200,000 was allocated entirely to patented technology based on their estimated fair values at the date of acquisition.

NOTE C - INVENTORY

Inventory consists of the following:

	2005	2004

Finished goods	$1,987,018	$1,895,440
Less: allowance for slow moving and obsolete inventory	(75,000)	(40,000)
	$1,912,018	$1,855,440

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2005	2004
Demonstration and evaluation equipment	$1,914,116	$1,426,311
Equipment	577,641	497,729
Furniture and fixtures	295,425	93,516
Leasehold improvements	40,587	20,145
	2,827,769	2,037,698
Less: accumulated depreciation	(1,488,927)	(752,422)
	$1,338,842	$1,285,276

Depreciation expense was $743,266, $504,177 and $220,710 for the years ended December 31, 2005, 2004 and 2003, respectively.

NOTE E - INTANGIBLE ASSETS

Intangible assets consist of the following:

	2005	2004
Patents	$639,881	$639,881
Less: accumulated amortization	(421,876)	(266,832)
	218,005	373,049

Computer software	153,716	15,289
Less: accumulated amortization	(7,643)	—
	146,073	15,289

Developed technology	457,525	446,961
Less: accumulated amortization	(225,821)	(115,108)
	231,704	331,853

License fees	350,000	—
Less: accumulated amortization	(35,000)	—
	315,000	—

Total net intangible assets	$910,782	$720,191

Developed technology relates primarily to wearable computer and cart technology which is not patented. Amortization expense related to intangible assets was $301,637, $197,100 and $117,028 for the years ended December 31, 2005, 2004 and 2003, respectively.

NOTE F - DEBT

Lines of credit

At December 31, 2005, the Company had a $6,000,000 line of credit with a commercial bank.  At December 31, 2005 and 2004 the Company owed $4,443,327 and $4,033,439 on the $6,000,000 line of credit.  Outstanding borrowings against this line of credit bore interest at 2% above the prime rate (9.25% and 7.25% at December 31, 2005 and 2004, respectively).  Subsequent to December 31, 2005, the line was repaid and the Company obtained a new credit facility with another commercial bank.  The new credit facility provides for borrowings up to $8,500,000, with outstanding borrowings bearing interest at 1.25% above the prime rate.

Notes payable

Notes payable consist of the following:

	2005	2004

Notes payable, stockholders, unsecured loans, $400,000 is due on demand and $400,000 is subordinated to note payable, bank. Interest is payable monthly ranging from 6 – 10%.	$800,000	$400,000
Note payable, bank, secured by all tangible and intangible assets, principal payable $23,810 monthly over forty-two months commencing July 2004. Interest payable monthly at prime plus 2.5% (9.75% and 7.75% at December 31, 2005 and 2004, respectively)	571,428	857,143

	1,371,428	1,257,143
Less current maturities	1,085,714	285,714
	$285,714	$921,429

Aggregate maturities of notes payable are as follows at December 31, 2005:

2005	$1,085,714
2006	285,714

NOTE G - CAPITAL LEASE OBLIGATION

Equipment acquired under capital lease obligations during 2005 consist of the following:

Equipment	$439,031
Less: accumulated amortization	(66,921)
$372,110

The capital lease obligations expire in 2009 and bear interest at 10.3% imputed based on the lessor’s implicit rate of return.  Future minimum capital lease payments are as follows:

Amount
2006	$133,897
2007	133,897
2008	133,897
2009	13,404
Total	$415,095
Interest	50,772
Net present value of minimum lease payments	364,324
Less current portion	116,973
$247,351

NOTE H - LEASE COMMITMENTS

The Company leases its facilities in Pennsylvania and Minnesota under agreements expiring between 2007 and 2011.  Total rent expense for all leases was approximately $305,000, $181,000 and $254,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Future minimum lease payments required under the operating leases in effect in excess of one year as of December 31, 2005 are as follows:

Years ending December 31,

Amount
2006	$240,000
2007	231,169
2008	227,286
2009	231,829
2010	236,373
Thereafter	241,147

NOTE I - RELATED PARTY TRANSACTIONS

Notes payable – stockholders

As described in Note F, the Company is indebted to certain stockholders for notes payable.  Interest paid to Stockholders approximated $52,500 and $24,000 for the years ended December 31, 2005 and 2004.

Support services

A Stockholder of the Company owns another entity which provided InfoLogix with shared occupancy, accounting, office and administrative services in 2005, 2004 and 2003 at costs of $184,000, $558,000 and $163,000, respectively.

Beginning in 2004, InfoLogix has an agreement with a Stockholder’s company whereby InfoLogix has transferred its warranty risks for extended battery warranties sold.  Payments under this agreement approximated $152,000 and $73,000 in 2005 and 2004, respectively.  This same company also provides certain InfoLogix customers with technical support. Technical support expenses were approximately $460,000, $528,000 and $153,000 in 2005, 2004 and 2003, respectively.

During the years ended December 31, 2005 and 2004, a stockholder performed legal services for the Company at costs approximating $134,000 and $28,000, respectively.

NOTE J - EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan covering substantially all employees. As allowed under Section 401(K) of the Internal Revenue Code, the plan provides tax deferred salary deductions for eligible employees.  Company contributions are at the discretion of the board of directors.  The Company did not make a contribution to the plan in 2005, 2004 or 2003.

NOTE K - CONCENTRATIONS OF CREDIT RISK

The Company grants credit, generally without collateral, to its customers, which are primarily in the healthcare and commercial markets. Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those markets.  However, management believes that its billing and collection policies are adequate to minimize the potential credit risk.

At December 31, 2005 and December 31, 2004, the Company had significant customer accounts receivable as follows:

	2005	2004

Company A	23%	3%
Company B	17%	0%

For the years ended December 31, 2005, 2004 and 2003, the Company had sales to significant customers as follows:

	2005	2004	2003

Company A	14%	0%	3%
Company B	12%	4%	0%
Company C	11%	12%	9%

NOTE L - COMMITMENTS AND CONTINGENCIES

The Company is involved in disputes or legal actions arising in the ordinary course of business.  Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 2005 and 2004, the Company’s financial instruments included cash, accounts receivable, accounts payable, accrued expenses and debt.

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reasonably estimate the fair values based on the current maturities of these instruments.  The carrying value of the note payable – bank is considered to approximate fair value because the underlying interest rate approximates market rates at the balance sheet dates.  Management does not believe that it is practicable to estimate the fair value of the notes payable - stockholders due to their nature of being payable to related parties who did not require collateral.  Management does not believe that similar market terms are available to the Company.

NOTE N - SUBSEQUENT EVENTS

In August 2006, the Company resolved a dispute regarding a strategic alliance investment in another entity’s software. The dispute arose in 2004 and at that point significantly affected the Company’s ability to utilize the investment as originally intended. At December 31, 2004, in accordance with SFAS 86, management classified the software investment as inventory due to the change in its expected future use. At December 31, 2005, it is the Company’s intention to sell the software investment.

In September 2006, the Company engaged the services of a financial advisor to assist with a private placement of the Company’s stock ranging from $12,000,000 to $15,000,000.  Additionally, the Company has retained the services of a business advisor to assist in formulating its business strategy, recruit board members and additional management personnel, and to consider other business issues for a fee of $1,000,000.  There can be no assurance that the Company will be successful in these efforts.